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                                                                 OMB APPROVAL
                                                        OMB Number: 3235-0060
                                                      Expires: March 31, 2003



                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                 FORM 8-K
                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest reported)
                              May 31, 2001
                ------------------------------------------



                       Network Investor Services, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its chapter)


         Nevada                    0-25463                   88-0367792
----------------------------   ----------------------      -------------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
 of incorporation)                                    Identification No.)


   4505 South Wasatch Boulevard, Suite 370, Salt Lake City, Utah     84124
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  (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  801-365-1000


            9645 Gateway Drive, Suite B, Reno, Nevada  89511
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    (Former name or former address, if changed since last report)






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Item 1.  Changes in Control of Registrant
-----------------------------------------

On May 29, 2001, the shareholders of Network Investor Communications, Inc. ("the Company") elected the following individuals to constitute the new Board or Directors of the Company: William C. Gibbs (Chairman), Mitchell Edwards, Edward Mooney, Paul Anderson and Brad Crawford. The prior directors submitted their resignations as of such date.

Item 2.  Acquisition or Disposition of Assets
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On May 29, 2001, the Company acquired ePenzio, Inc., a privately-held company located in Salt Lake City, Utah ("ePenzio"). The Company issued 9,000,000 shares of its common stock to the shareholders of ePenzio in exchange for all of the outstanding shares of common stock of ePenzio. As a result of the transaction, ePenzio is now a wholly-owned subsidiary of the Company. All of ePenzio's assets, including contracts, equipment, intangibles and goodwill, as well as all of its liabilities, have become those of the Company.

The acquisition of ePenzio is the first acquisition in the Company's recently adopted strategy to become a leading merchant services provider for traditional brick and mortar businesses, as well as individuals and companies wishing to engage in commerce over the Internet. In addition to its acquisition of ePenzio, the Company will seek to identify opportunities to acquire companies, assets, payment-transaction platforms, and other e-business processing tools in order to provide customers with a range of commerce-enabling products and services.

Originally established in 1998, ePenzio specializes in marketing and providing credit card, debit card and electronic check processing solutions to both brick-and-mortar and Internet businesses. In the process of providing payment-processing solutions to over 20,000 businesses, ePenzio has grown from $178,000 in revenue in 1998 to approximately $17 million in 2000. ePenzio's marketing techniques and industry relationships have proven effective in marketing its payment-processing solutions nationwide.

Because there has been no active trading market for the Company's common stock, the Board of Directors of the Company relied upon internal discussions and deliberations as well as its negotiations with the principal shareholders of ePenzio to determine the number of shares of common stock issued in the transaction.

The Company was originally founded as Network Investor Services, Inc. in 1996 as a public relations firm for internet companies. In 1998 it ceased operations and began seeking new opportunities.

Item 7.  Financial Statements and Exhibits
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(a)  Financial statements of businesses acquired.

The financial statements as required pursuant to Rule 3-05 of Regulation S-X, will be provided as soon as practicable, and in any event within 60 days of the date hereof.

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(c)     Exhibits

      Exhibit 2.1

      Merger and Exchange Agreement by and among Network Investor Services, Inc., and ePenzio, Inc. dated May 16, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Network Investor Services, Inc.
      (Registrant)

Date:  May 31, 2001

        /s/
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      (Signature)*

Name: Mitch Edwards
Title: President

*Print name and title of the signing officer under his signature.